Exhibit (i)(4): Consent of Dechert Price & Rhoads, Counsel
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                             DECHERT PRICE & RHOADS
                              1775 Eye Street, N.W.
                            Washington, DC 20006-2401

                                  202-261-3300


                               September 30, 1999

Re: Post-Effective Amendment No. 8 to Registration Statement on Form N-1A for New Providence Investment Trust ("Trust") on behalf of the Wisdom Fund's Institutional and Investor Class Shares ("Fund") (File Nos. 333-31359 and 811-08295)



Dear Sirs and Madams:

                  We hereby consent to the reference to our firm as counsel in the Fund's Statement of Additional Information contained in the Post-Effective Amendment No. 8 to the Trust's Registration Statement.

                             Very truly yours,

                             /s/ Dechert Price & Rhoads

                             Dechert Price & Rhoads